Exhibit 99.5




       MAXICARE TO ADD 70,000 MEDI-CAL MEMBERS JULY 1, 1997



LOS ANGELES, JUNE 16, 1997 ---- MAXICARE HEALTH PLANS, INC. (NASDAQ
- NMS: MAXI) announced today that its California HMO has signed a definitive agreement with Molina Medical Centers ("MMC") and has received all the necessary regulatory approvals to assign or transfer MMC's Medi-Cal contracts for the provision of services in San Bernardino, Riverside and Sacramento Counties, with the State of California to Maxicare, effective July 1, 1997 for approximately 70,000 members. MMC will become Maxicare's exclusive Medi-Cal provider in those service areas. The length of the contracts and other conditions are still subject to further negotiations and necessary regulatory approvals.

Maxicare is a managed  health  care  company that operates in seven
states,  serving   members   in   California,   Indiana,  Illinois,
Louisiana, North Carolina, South Carolina and Wisconsin.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties including the number of beneficiaries and the reimbursement rates paid by the State of California during the term of the MMC Medi-Cal contracts referred to above.




















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